UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2009
GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado	80124

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 216-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definite Agreement
On June 24, 2009, Global Employment Holdings, Inc. (the “Company”) and Global Employment Solutions, Inc., the Company’s wholly-owned subsidiary (the “Subsidiary”), entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Howard Brill, the Chief Executive Officer and President of the Company and the Subsidiary.
The term of the Employment Agreement commences on June 24, 2009 and continues until the earlier of June 30, 2013 or Mr. Brill’s death, disability, dismissal (with or without cause) or resignation. The term of the Employment Agreement will be automatically extended for additional one-year terms following its expiration on June 30, 2013 unless the Company, the Subsidiary or Mr. Brill provides notice 30 days prior to the expiration of the then-current year of the term of such party’s intent not to renew the term of the Employment Agreement. The Employment Agreement provides for an annual base salary of $475,000, subject to upward adjustment on the first day of each calendar year by the same percentage as the increase, if any, in the most recent annual average U.S. Total Consumer Price Index from the annual average U.S. Total Consumer Price Index for the immediately prior calendar year. The Company’s compensation committee (the “Compensation Committee”) shall annually review Mr. Brill’s base salary relative to that paid to chief executive officers of other similarly sized and situated companies; provided, however, that the Compensation Committee shall not reduce the base salary. Additionally, Mr. Brill is eligible for an annual bonus tied to the Company meeting certain EBITDA targets and performance criteria for Mr. Brill established by the Compensation Committee. Mr. Brill is also entitled to a monthly car allowance of $1,500, six weeks’ paid vacation per fiscal year and the right to participate in all of the Company’s employee benefit programs for which similarly situated employees of the Company and its subsidiaries are generally eligible.
Mr. Brill’s Employment Agreement provides that if he is terminated without cause or if he terminates the agreement for good reason, Mr. Brill will receive: (i) an amount equal to two times Mr. Brill’s annual base salary; plus (ii) an amount equal to the bonus paid for the previous fiscal year; plus (iii) a pro rata portion of any bonus earned through the end of the most recent fiscal quarter. Mr. Brill will also receive health insurance benefits for himself and his dependants or other covered family members under the Company’s health insurance plan for a period of one year if he elects COBRA continuation coverage. If a sale of the Company occurs and Mr. Brill either (1) is terminated by the purchaser substantially simultaneously with the sale of the Company or (2) voluntarily terminates his employment because the purchaser offers employment on terms that are not substantially the same or more favorable to Mr. Brill than the terms provided in the Employment Agreement, Mr. Brill will receive: (x) an amount equal to two and one-half times Mr. Brill’s annual base salary; plus (y) an amount equal to the bonus paid for the previous fiscal year. Mr. Brill will also receive health insurance benefits for himself and his dependants or other covered family members under the Company’s health insurance plan for a period of 18 months if he elects COBRA continuation coverage. A sale of the Company includes an acquisition of at least a majority of the Company’s or the Subsidiary’s outstanding voting securities, a sale of substantially all of the Company’s or the Subsidiary’s assets or the merger of the Company or the Subsidiary into another entity by which the Company or the Subsidiary is not the surviving entity. However, any transaction that does not result in a change in (a) at least a majority of the members of the Company’s or the Subsidiary’s Board of Directors following June 24, 2009 or (b) the holders of at least a majority of the stockholders (including their respective affiliates and subsidiaries) of the Company or the Subsidiary following June 24, 2009, shall be deemed not to be a sale of the Company for purposes of the Employment Agreement.

Mr. Brill’s Employment Agreement further provides that in the event of a termination due to Mr. Brill’s death or disability, Mr. Brill (or his heirs, personal representative or estate) shall be entitled to receive: (i) any earned and unpaid portion of Mr. Brill’s annual base salary; (ii) a pro rata portion of any bonus earned for the year in which such termination occurs and unpaid benefits up to the date of the event; and (iii) an amount equal to Mr. Brill’s annual base salary. Mr. Brill will also receive health insurance benefits for himself and his dependants or other covered family members under the Company’s health insurance plan for a period of 12 months. In the event the Employment Agreement is terminated due to Mr. Brill’s death or disability, by the Company without cause or by Mr. Brill for good reason, then the Company shall cause the repayment of any loans in which Mr. Brill is the primary obligor (other than any March 2006 convertible promissory notes held by Mr. Brill) and remove Mr. Brill as a guarantor of any Company loans, obligations or other indebtedness, provided that the repayment of such loans and the removal of Mr. Brill as a guarantor does not cause the Company or any of its subsidiaries to default under its borrowing facilities then in place. If the Company exercises its right not to renew or extend any term of the Employment Agreement, Mr. Brill shall be entitled to (1) continue to receive for one year following the date of expiration of the term of the Employment Agreement health insurance benefits under the Company’s health insurance plan for himself and his dependants or other covered family members and (2) an amount equal to Mr. Brill’s annual base salary.
The Employment Agreement also contains customary non-disclosure, non-solicitation and noncompetition provisions.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Identification of Exhibit
10.1	Second Amended and Restated Employment Agreement dated as of June 24, 2009 between Global Employment Holdings, Inc., Global Employment Solutions, Inc. and Howard Brill

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Employment Holdings, Inc.
Date: June 25, 2009	By:	/s/ Steven List
Steven List
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Identification of Exhibit
10.1	Second Amended and Restated Employment Agreement dated as of June 24, 2009 between Global Employment Holdings, Inc., Global Employment Solutions, Inc. and Howard Brill

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